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                            FIRST CITIZENS BANC CORP
                                EXHIBIT NO. 10iii

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                        ADMINISTRATIVE SERVICES AGREEMENT

         This Administrative Services Agreement (the "Agreement" is made and entered into this 18th day of September, 1997, by and between FIRST CITIZENS BANC CORP, an Ohio corporation ("First Citizens"), and THE FARMERS STATE BANK, an Ohio bank located in New Washington, Ohio ("Farmers").

                                 R E C I T A L S
                                 ---------------

         In connection with the transactions contemplated by that certain Agreement and Plan of Reorganization dated July 3, 1997 (the "Reorganization Agreement" and the "Reorganization") by and between First Citizens and Farmers and as an inducement for the parties to perform thereunder, and to consummate the Reorganization, it was determined that First Citizens would provide certain advisory and administrative services for Farmers. This Agreement memorializes such pre-existing agreement with respect to the rendering of such services and the anticipated range of services to be provided by First Citizens.

         1. RETENTION OF FIRST CITIZENS. Farmers hereby retains First Citizens to provide certain administrative, operational, and other support services to Farmers (as enumerated more fully below and collectively referred to herein as the "Services") and First Citizens hereby agrees to provide, or cause to be provided, such Services on the terms set forth in this Agreement.

         2. RANGE OF SERVICES TO BE PROVIDED. The Services to be provided to Farmers shall include assistance in the following areas of Farmer's business, all as more particularly identified by the parties from time to time:

                  (a)      Loan administration and processing;
                  (b) Review of the process employed in the portfolio analysis and investment management;
                  (c)      Operational matters;
                  (d)      Review of appraisal process and procedures;
                  (e)      Review of data processing for banking applications;
                  (f) Compliance matters arising out of requirements reports and examinations by regulators of Farmers' business; and
                  (g) Other administrative and support services as may be mutually agreed upon from time to time.

         It is understood and agreed that the specific Services to be provided hereunder shall be approved in advance by Farmers' Board of Directors. It is also understood and agreed that such services to be provided by First Citizens are advisory only, and any actions taken by Farmers in implementing any recommendations made will be taken by Farmers only upon specific authority granted, or actions taken, by Farmers Board of Directors.


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         3. INDEPENDENT CONTRACTOR, USE OF FIRST CITIZENS PERSONNEL. It is
understood and agreed that First Citizens shall be rendering the Services to Farmers as an independent contractor and that non of its directors, officers or employees shall be deemed or construed to be an employee of Farmers. This Agreement does not constitute or involve a joint venture, a partnership or a profit-sharing arrangement between the parties hereto. All personnel used in rendering the Services shall be employed by and compensated by First Citizens.

         4. EQUIPMENT. First Citizens will provide, or contract for, all the equipment necessary to perform the Services under this Agreement.

         5. COMPENSATION. Farmers shall pay to First Citizens, as and for the services to be rendered hereunder, the sum of $1,739.40 per week during the term of this Agreement.

         6. TERM AND TERMINATION. The term of this Agreement shall extend from the date hereof until the earlier of (1) the consummation of the Reorganization, or (ii) the termination of the Reorganization Agreement, at which time this Agreement shall terminate automatically without any action required by either of the parties and shall have no further force or effect.

         7. LIABILITY. Subject to the provisions of Section 10 (d) hereof, First Citizens shall be liable to Farmers for, and shall defend, indemnify and hold Farmers harmless from and against any loss or liability caused by First Citizens' negligence or failure to comply with its respective obligations hereunder. Farmers shall be liable to First Citizens and shall defend, indemnify and hold First Citizens harmless from and against any loss or liability caused by Farmer's negligence or failure to comply with its obligations hereunder.

         8. CONFIDENTIALITY. First Citizens understands that in the performance of the Services under this Agreement, it must conduct its activities in a manner designated to protect information of a proprietary nature and information regarding Farmers' business, from improper use or disclosure.

         9. DESIGNATION OF LIAISON. First Citizens and Farmers will each designate a liaison for the purposes of facilitating the rendering of the Services contemplated by this Agreement.

         10. EFFECT OF TERMINATION. Within thirty (30) days after termination of this Agreement, First Citizens shall turn over to Farmers all funds, books and records which are the property of Farmers. Termination of this Agreement shall not affect the claims of any of the parties for obligations accruing, or alleged defaults occurring, prior to termination.

         11.  MISCELLANEOUS.
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                  (a)      COMPLETE AGREEMENT. This document contains the entire
                           agreement between the parties and memorializes and supersedes any prior discussions, negotiations, representations or agreements between them relating to the matters described herein. No additions or other changes to this Agreement shall be made or be binding on a party unless made in writing and signed by each party to this Agreement.

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                  (b)      ASSIGNMENT, SUCCESSOR. This Agreement shall not be
                           assignable by either of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party to this Agreement.

                  (c) NOTICES. All statements, notices and other communications to be given under this Agreement will be in writing and will be deemed to have been duly given when delivered in person or via facsimile or mail be registered or certified mail, return receipt requested, to the address set forth below.

                               David Voight, President
                               First Citizens Banc Corp
                               100 E. Water Street
                               Sandusky, Ohio 44870

                               Dorothy L Robey, President
                               Farmers State Bank
                               102 S. Kibler Street
                               New Washington, Ohio 44854-9401

                  (d) CONSEQUENTIAL DAMAGES. Notwithstanding any provision of this Agreement to the contrary, First Citizens shall not, under any circumstances, be responsible or liable to Farmers, for any consequential damages (including, but not limited to, loss of customers, deposits, income, profits, attorneys' fees, etc.)

                  (e) GOVERNING LAW. This Agreement shall be deemed to be an agreement made under the laws of the State of Ohio, and for all purposes shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

                  (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) WAIVERS. The failure of a party to exercise any of its rights under this agreement on one occasion shall not waive such party's right to exercise the exercise on another occasion.






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         IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the date first above written.

                                       FIRST CITIZENS BANC CORP



                                       By: /s/ David A. Voight
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                                           David A. Voight, President


                                       THE FARMERS STATE BANK



                                       By: /s/ Dorothy L. Robey
                                           --------------------
                                           Dorothy L. Robey, President



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